Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT
(“Agreement”)

by and between

University of Basel
Petersgraben 35
CH - 4001 Basel
Switzerland

hereinafter referred to as
“UNIBAS”

and

Hookipa Biotech AG
Helmut-Qualtinger-Gasse 2
1030 Vienna
Austria

hereinafter referred to as
“HOOKIPA”

whereby UNIBAS and HOOKIPA may hereinafter be referred to individually as “Party” or collectively as “the Parties”.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Preamble

WHEREAS, the UNIBAS by its Department of Biomedicine and HOOKIPA are collaborating on a research project, subject to the terms and conditions of a collaboration agreement by and among the Parties, effective on January 1, 2014, as amended by and among the Parties by entering into a first amendment, effective May 14, 2014, and a second amendment, effective December 31, 2014 and a third amendment, effective December 31, 2015 (together referred to as the “Collaboration Agreement”);

WHEREAS, in the course of their collaboration, the Parties made a Joint Invention, as defined in Article 4.3. of the Collaboration Agreement, entitled Tri-segmented Pichinde viruses as vaccine vectors” (the “Pichinde Joint Invention”);

WHEREAS, in accordance with Article 4.3. of the Collaboration Agreement, HOOKIPA filed a US provisional patent application on the Pichinde Joint Invention in the name of both Parties (the “Joint Patent”);

WHEREAS, in accordance with Article 4.3. of the Collaboration Agreement, HOOKIPA desires to obtain a world-wide, exclusive, royalty-bearing license to UNIBAS’ share in the Joint Patent in order to develop products covered by the scope thereof;

WHEREAS, the Pichinde Joint Invention may in addition be covered by patent rights filed by the University of Geneva on “Tri-segmented arenaviruses as vaccine vectors” PCT/EP2015/076458 (priority date:  13 November 2014), for which HOOKIPA has an option to an exclusive license (the “Geneva License”);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the Parties hereto have agreed as follows:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1                                         DEFINITIONS

Affiliates

shall mean any corporation or other business entity Controlled by, Controlling or under common control with a Party. “Control” for the purpose of this definition shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in an entity, or such other relationship that in fact constitutes actual control.

Geneva Patent Rights

shall mean (a) the patent application PCT/EP2015/076458 ‘Tri-segmented arenaviruses as vaccine vectors” (priority date: 13 November 2014) of the University of Geneva, (b) any patent or patent application that claims priority to and is a divisional, substitution, continuation, continuation-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application) of the patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including all extensions, renewals, re-examinations, continuations, continuation-in-part, divisions, reissues and foreign counterparts thereof in any country.

First Commercial Use

shall mean the initial transfer by or on behalf of HOOKIPA, its Affiliates, or its sublicensees to a third party of Licensed Products in exchange for cash or other value, except such transfers that are related to research, development and testing purposes.

License	shall have the meaning set out in Article 2.1 below.

Licensed Patent Rights

shall mean UNIBAS’ share in (a) the Joint Patent described in Appendix A which is an integral part of this Agreement, (b) any patent or patent application that claims priority to and is a divisional, substitution, continuation, continuation-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application) of the patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including all extensions, renewals, re-examinations, continuations, continuation-in-part, divisions, reissues and foreign counterparts thereof in any country.

Licensed Technology

shall mean the technology “Tri-segmented Pichinde viruses as vaccine vectors”, as embodied by the Pichinde Joint Invention and covered by the Joint Patent, being the object of the License granted hereunder.

Licensed Product(s)	shall mean any composition or product which, in the course of manufacture, use, sale or importation, in whole or in part, is covered by one or more Valid Claims.

Net Sales	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Sublicensing Revenue

shall mean any non-royalty revenue paid to HOOKIPA or its Affiliates on the basis of a sublicense under the Licensed Patent Rights, and shall include but not be limited to, lumpsum payments, sublicensing fees, milestone payments, or any other payments, including the fair market value of any non-cash considerations, and equity (its cash equivalent).

Term	shall have the meaning set out in Article 7.1 below.

Valid Claim

shall mean (a) an issued and unexpired claim of the Licensed Patent Rights that has not been cancelled, withdrawn, or rejected and has not lapsed or become abandoned or been declared invalid or unenforceable or been revoked by a court or agency of competent jurisdiction from which no appeal can be taken or (b) a claim of a patent application within the Licensed Patent Rights which application has not been cancelled, withdrawn or abandoned or been pending for more than ten (10) years.

2                                         GRANT

2.1                               Subject to the terms and provisions of this Agreement, UNIBAS hereby grants to HOOKIPA, who accepts to receive, a worldwide, exclusive, even as to UNIBAS, license under the Licensed Patent Rights to use Licensed Technology to make and have made, to use and have used, to sell and have sold, to commercialize and have commercialized Licensed Products (the “License”).

2.2                               HOOKIPA shall have the right to grant sublicenses to third parties regarding the Licensed Patent Rights. The grant of any sublicense shall be on terms and conditions i) which shall be in accordance with sound and reasonable business practices and any fees charged shall not be unreasonable for comparable rights and ii) which comply with the terms of this Agreement, and HOOKIPA shall remain fully responsible to UNIBAS for the performance of any and all such terms.

2.3                               Notwithstanding the License granted hereunder to HOOKIPA, UNIBAS reserves right to use the Licensed Technology for its own non-commercial research and teaching purposes.

3                                         PERFORMANCE AND FINANCIAL CONSIDERATIONS

3.1                               HOOKIPA shall use reasonable efforts to develop and make commercially available Licensed Products.  HOOKIPA shall, beginning with the 28th of February 2018, and for as long as HOOKIPA has not effected a First Commercial Use, send UNIBAS no later than the 28th of February each year an annual progress report detailing HOOKIPA’s efforts to develop Licensed Products during the previous calendar year.

3.2                               During the Term of this Agreement and in consideration of the rights granted by UNIBAS to HOOKIPA hereunder, HOOKIPA shall make the following payments to UNIBAS within forty-five (45) days after the first occurrence of each of the following events if such triggering event is achieved by HOOKIPA (and not by a sublicensee of Hookipa in which

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                case payments under 3.4 shall be due instead).  For the avoidance of doubt, the milestone payments set forth below shall be made only once per Licensed Product:

(a)                                 [***] upon initiation of [***];

(b)                                 [***] upon initiation of [***];

(c)                                  [***] upon [***]

3.3                               During the Term of this Agreement and beginning with the First Commercial Use, which shall be communicated to UNIBAS without delay, HOOKIPA shall pay to UNIBAS [***] of the Net Sales.

3.4                               Pursuant to Article 2.2, HOOKIPA shall inform UNIBAS of any grant of a sublicense to a third party.  With respect to each sublicense, HOOKIPA shall pay to UNIBAS the sublicensing royalties set forth below:

(a)                                 [***] of any and all Sublicensing Revenue if the Licensed Product is sublicensed by HOOKIPA [***];

(b)                                 [***] of any and all Sublicensing Revenue if the Licensed Product is sublicensed by HOOKIPA [***];

(c)                                  [***] of any and all Sublicensing Revenue if the Licensed Product is sublicensed by HOOKIPA [***];

(d)                                 [***] of any and all Sublicensing Revenue if the Licensed Product is sublicensed by HOOKIPA [***].

3.5                               All payments due to UNIBAS according to Art. 3.2 to 3.4 shall be divided by a factor of [***] on a country-by-country base, for milestone payments, Net Sales and Sublicensing Revenues of Licensed Products which are covered by a valid claim of Geneva Patent Rights, as defined in the Geneva License, and for which therefore HOOKIPA is obliged to pay royalties, milestone payments or sublicensing royalties, as the case may be, to the University of Geneva.

3.6                               If, during the Term, HOOKIPA is required to obtain a license from any third party, other than the University of Geneva, (Third Party License(s)”) in order to avoid infringing such third party’s patent(s) in the development, manufacture or sale of a Licensed Product and if the resulting aggregate royalty rate is [***] or greater, then the royalty rate will be adjusted on a country-by-country and product-by-product basis.  The royalty rate payable to UNIBAS will be reduced to a rate determined by multiplying the royalty rate by a fraction, the numerator of which is [***] and the denominator of which is the aggregate royalty rate, provided that the amount of royalty payable by HOOKIPA to UNIBAS in any period shall not be reduced by more than [***] of the amount which would have been payable in the absence of this clause.

3.7                               The royalties set out in this Article 3 are due once per [***] and are payable no later than until [***] for the previous [***] HOOKIPA’s report on royalties shall be sent to UNIBAS in the same delay.

3.8                               HOOKIPA shall keep complete and accurate books of accounts containing all details which may be reasonably necessary for the purpose of showing the royalties payable to UNIBAS.  Such book of accounts shall be open for inspection at reasonable times by UNIBAS’s internal audit department or its designee for the sole purpose of verifying royalty statements at UNIBAS’ expense.  Such inspector shall not disclose to UNIBAS

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues.  Should said inspection lead to the discovery of a greater than [***] discrepancy in UNIBAS’ detriment, HOOKIPA agrees to pay an additional sum which would have been payable to UNIBAS had HOOKIPA reported correctly, plus an interest charge at a rate of [***] per year on such additional sum.

3.9                               (a)                                 All fees due to UNIBAS shall be paid to the following bank account:

[***]

(b)                                 Royalties referred to in article 3.3 shall accrue when Licensed Products are delivered, invoiced and paid by a third party other than an Affiliate of HOOKIPA to HOOKIPA; or if not delivered, invoiced and paid to HOOKIPA or to its Affiliate, when delivered, invoiced and paid by a third party to a sublicensee of HOOKIPA and reported by sublicensee to HOOKIPA.

(c)                                  HOOKIPA shall pay any withholding taxes levied by any national, federal, state or local authority on such earned royalties as required by law and provide UNIBAS with appropriate documentation of such tax payment.  HOOKIPA shall use commercially reasonable efforts to:  (i) avoid or minimize any such withholding; and (ii) take advantage of any double taxation treaty as may be available.

(d)                                 In the event royalty, reimbursement and/or fee payments are not received by UNIBAS when due, HOOKIPA shall pay to UNIBAS interest charges at a rate of [***] per year.  Such interest shall accrue as from the date when such payment was due until the corresponding amount is actually received by UNIBAS.

4                                         LICENSED PATENT RIGHTS

4.1                               HOOKIPA shall be responsible for the prosecution of the Licensed Patents Rights and shall once a year furnish to UNIBAS an annual report summarizing all information relating to the prosecution of Licensed Patent Rights.

4.2                               In the event that HOOKIPA decides not to pay for the costs associated with either (i) the prosecution of Licensed Patent Rights to issuance or (ii) maintenance of any patents under Licensed Patent Rights, HOOKIPA shall notify UNIBAS in writing thereof at least sixty (60) days prior to the patent office deadline for said payment.  HOOKIPA shall thereby immediately surrender its rights under such patent applications to UNIBAS.

4.3                               HOOKIPA or its sublicensee shall have the right to prosecute in its own name and at its own expense any infringement of Licensed Patent Rights.  If HOOKIPA or its sublicensee elects to commence an action as described above and UNIBAS is a legally

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                indispensable party to such action, UNIBAS shall cooperate fully with HOOKIPA in connection with any such action.  HOOKIPA shall reimburse UNIBAS for any costs it incurs as part of such an action brought by HOOKIPA or its sublicensee and UNIBAS shall be reimbursed for any amount which would have been due to UNIBAS under this Agreement if such monetary damages had been sublicense consideration received by HOOKIPA from any sublicensee on the terms and conditions hereof, provided that the resources spent by HOOKIPA in the course of such action do not exceed the amounts due to UNIBAS under this Agreement in the year where such action takes place.  In the event that HOOKIPA and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of the Licensed Patent Rights, UNIBAS will freely decide do so at its own expense, controlling such action and retaining all recoveries therefrom.

5                                         CONFIDENTIALITY

5.1                               Subject to the exceptions set forth in Article 5.2, all know-how or other confidential information disclosed by HOOKIPA to UNIBAS under this Agreement, whether disclosed orally or in written, graphic or electronic form, shall be “Confidential Information” of HOOKIPA.  In particular, Confidential Information shall include, but not be limited to, HOOKIPA’s business, scientific or technical information, business plans and strategies, information concerning customers, competitors and/or licensees.  UNIBAS and its staff agree to keep confidential all Confidential Information with which they may come in contact while the license hereunder is in force.  UNIBAS shall disclose Confidential Information only to its staff on a “need-to-know basis”, and shall only use it for the purpose of monitoring HOOKIPA’s compliance with this Agreement.

5.2                               The obligations under Article 5.1 shall not apply to any information that:

(i)                                     was in the public domain or open to the public at the time it was transmitted to UNIBAS; or

(ii)                                  became public or open to the public for reasons other than an action or omission attributable to UNIBAS; or

(iii)                               was in UNIBAS’s possession, without any limitation regarding their disclosure at the time they were transmitted to UNIBAS, provided that such prior possession is supported by a written evidence; or

(iv)                              was obtained in good faith by UNIBAS and without any commitment relating to confidentiality from a third party, as evidenced by competent proof.

5.3                               The obligations under this Article 5 shall remain effective for 5 (five) years after termination of this Agreement.

6                                         DISCLAIMER OF LIABILITY AND/OR WARRANTY

6.1                               UNIBAS has furnished and will furnish technical information in good faith, knowledge and belief and in such details as to provide a sound basis for the contemplated Licensed Technology.

6.2                               No warranties.  UNIBAS provides HOOKIPA the rights granted in this Agreement “as is” and “with all faults.” Except as provided in Section 6.1, UNIBAS makes no

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                representations and extends no warranties of any kind, either express or implied.  Nothing in this Agreement shall be construed as a warranty by UNIBAS as to the validity or scope of the Licensed Patent Rights claims issued or pending; or that the practice of the rights granted hereunder shall not infringe the intellectual property rights of any third party; or of merchantability or fitness of the Licensed Technology for a particular purpose.

HOOKIPA acknowledges that the Licensed Technology is experimental and agrees to take all reasonable precautions to prevent death, personal injury, illness, and property damage as a result of practice, use or exploitation of the Licensed Technology.

6.3                               Responsibility and liability.  HOOKIPA shall assume all responsibility and liability for the sale, use, production, and/or commercialization of the Licensed Technology, including, but not limited to, the safety, effectiveness, and reliability of the Licensed Products.  Under no circumstances shall UNIBAS be liable for any indirect, special, consequential or punitive damages of any kind resulting from HOOKIPA’s practice of the rights granted hereunder.

6.4                               Indemnification.  HOOKIPA further agrees during the Term of this Agreement and thereafter to defend, indemnify, and hold harmless UNIBAS and its employees from and against any and all liability, demands, damages, expenses and losses for death, personal injury, illness, or property damage, including the cost of defense against same, which may be asserted by third parties, or any third party claims which may arise from the sale, use, production, commercialization, or other disposition of Licensed Products pursuant to any right or license granted under this Agreement, except to the extent that such liability, demands, damages, expenses or losses relate to, or arise out of, UNIBAS’ material breach of its representations, warranties and covenants under this Agreement, or UNIBAS’ gross negligence or willful misconduct, in which case UNIBAS shall defend, indemnify, and hold harmless HOOKIPA and its employees from and against any such liability, demands, damages, expenses and losses arising therefrom.

7                                         TERM AND TERMINATION

7.1                               Term.  This Agreement shall become effective when signed by all Parties and shall remain in full force and effect until the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 7.  Following the expiry of this Agreement due to the last to expire of the Licensed Patent Rights, Hookipa shall have a fully paid up, royalty free right to use and have used, to sell and have sold, to commercialize and have commercialized Licensed Products.

7.2                               Termination for material breach.  Failure by either Party to comply with any of its obligation hereunder shall entitle the other Party to give the Party in default notice specifying the nature of the default and requiring to cure it.  If such default is not cured within 60 days after the receipt of such notice, the notifying Party shall be entitled to terminate this Agreement, without prejudice to any of its other rights conferred on it by this Agreement or by law.

7.3                               Termination by HOOKIPA.  HOOKIPA shall have the right to terminate this Agreement at any time on six (6) months’ prior notice to UNIBAS, and upon payment of all amounts due to UNIBAS, through the effective date of the termination.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7.4                               Termination by UNIBAS.  UNIBAS shall have the right to terminate this Agreement with immediate effect, without prejudice to any of its other rights conferred on it by this Agreement or by law, in the event that HOOKIPA ceases to pay for the costs associated with either (i) the prosecution of Licensed Patent Rights to issuance or (ii) maintenance of any patents under Licensed Patent Rights.

7.5                               Effects of termination.  HOOKIPA and/or its Affiliates and/or its sublicensees shall be entitled, for up to [***] after the effective date of termination, to sell all manufactured Licensed Products and to complete Licensed Products in the process of manufacture at the time of such termination and to sell the same, provided that HOOKIPA shall make the payments to UNIBAS as required by Article 3 herein and shall submit the corresponding reports.

7.6                               Survival.  Upon termination of this Agreement, Articles 3.8, 5,6, 7.6 and 8 shall survive.

8                                         MISCELLANEOUS

8.1                               Preparation.  Each Party hereto agrees to execute such additional documents or instruments or to take any further action hereto as may be reasonably requested by the other Party in order to achieve the purpose of this Agreement.  Unless specified otherwise elsewhere in the Agreement, each Party shall bear its own taxes, costs and fees relating to the preparation and the implementation of this Agreement.

8.2                               Assignment.  This Agreement shall not be assigned or transferred by HOOKIPA to third parties without UNIBAS’ prior written consent, however, HOOKIPA may assign this Agreement in conjunction with a sale or transfer of all or substantially all of the assets, and business to which this Agreement relates, or in case of a Trade Sale.  “Trade Sale” shall mean the acquisition of 100 % of the shares of HOOKIPA and/or its holding structure, if any, by a third party.

8.3                               Entirety.  This Agreement and any Annexes hereto constitute the entire understanding between the Parties and supersede any prior communication, representations, or agreements whether verbal or in writing pertaining to the subject matter hereof.

8.4                               No waiver.  Any delay by a Party to enforce any right under this Agreement shall not act as a waiver of that right, nor as a waiver of the Party’s ability to later assert that right relative to any particular factual situation.

8.5                               Use of name and logo.  Neither Party is authorized to use the name(s) and/or logo(s) of the other Party for publicity and marketing without the written consent of such Party.  The use of the name of the other Party to mention factually the collaboration is however authorized.

8.6                               Amendment.  Any modification of this Agreement shall be valid only if in writing and signed by authorized representatives of both Parties.

8.7                               Severability.  If any provision of this Agreement, or the application thereof shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement shall be applied and interpreted so as to reasonably effect the intent of the Parties hereto.  The Parties further agree to replace such void or unenforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                void and unenforceable provision.  In any case the remainder of this Agreement shall remain in full force and effect and shall not be affected thereby.

8.8                               Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

8.9                               Notices.  All notices, accounts and deliveries to be given to either Party shall be in English, addressed to such Party at its address indicated below or to such other address as shall hereafter be furnished by written notice to the other Party.

For UNIBAS:
University of Basel
Attn: Unitectra AG
Steinengraben 5
CH-4001 Basel, Switzerland
Ref.: UA-18/121

For HOOKIPA:
Hookipa Biotech AG
Attn: Jörn Aldag
Helmut-Qualtinger-Gasse 2
1030 Vienna
Austria

8.10                        Applicable law and jurisdiction.  This Agreement shall be governed and construed in accordance with the laws of Switzerland.  The Parties shall attempt in good faith to resolve promptly any dispute arising out of, or relating to, this Agreement by negotiation.  All disputes arising in connection with this Agreement, which cannot be settled amicably, shall finally be settled on the basis of the Rules of Arbitration of the International Chamber of Commerce by one arbiter appointed in accordance with said Rules.  The language of arbitration shall be English and the place of arbitration shall be Basel-City.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SIGNATURES

Drawn up in two identical original copies.

Hookipa Biotech AG		University of Basel

Place & date:	Vienna, December 6, 2016	Place & date:	16.1.17 Basel

By:	/s/ Jörn Aldag	By:	/s/ Prof. Dr. Edwin Constable
Name:	Jörn Aldag	Name:	Prof. Dr. Edwin Constable
Title:	Chief Executive Officer	Title:	Vice Rector Research

		By:	/s/ Christoph Tschumi
		Name:	Christoph Tschumi
		Title:	Executive Director

As a co-inventor of the INTELLECTUAL PROPERTY RIGHTS, I hereby irrevocably agree with this Agreement.

By:	/s/ Daniel D. Pinschewer
Name:	Daniel D. Pinschewer

By:	/s/ Weldi V. Bonilla
Name:	Weldi V. Bonilla

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX A - LICENSED PATENT RIGHTS

Title: “Tri-segmented Pichinde viruses as vaccine vectors”
Application number: US 62/338,400
Filing date: May 18, 2016
Inventors: Weldi V. Bonilla, Daniel D. Pinschewer, Klaus Orlinger